Paymentus Reports Third Quarter 2024 Financial Results

Revenue up 51.9% year-over-year

Adjusted EBITDA up 58.2% year-over-year, reflecting a 30.7% adjusted EBITDA margin

CHARLOTTE, North Carolina, November 12, 2024 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for the quarter ended September 30, 2024.

“Paymentus has delivered excellent results to date in 2024 with third quarter revenue, contribution profit and adjusted EBITDA increasing 51.9%, 30.1% and 58.2% year-over-year, respectively. We exited the quarter with strong bookings and backlog and are confident in our ability to continue to deliver on our near and longer-term growth and strategic objectives,” said Dushyant Sharma, Founder and CEO.

Third Quarter 2024 Financial and Business Highlights

•
Revenue was a record $231.6 million, a year-over-year increase of 51.9%, driven largely by increased billers and transactions.
•
Gross profit was $60.7 million, an increase of 29.3% year-over-year. Adjusted gross profit(1) was $66.2 million, up 29.1% year-over-year.
•
Contribution profit(1) was 80.0 million, a year-over-year increase of 30.1%.
•
Net income was $14.4 million and GAAP earnings per share was $0.11. Non-GAAP net income(1) was $19.6 million and non-GAAP earnings per share(1) was $0.15.
•
Record adjusted EBITDA(1) was $24.6 million, representing a 30.7% adjusted EBITDA margin(1), a 58.2% increase in adjusted EBITDA year-over-year.
•
The Company processed 155.3 million transactions during the third quarter of 2024, an increase of 34.6% from the third quarter of 2023.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission, or SEC, on March 5, 2024.

	Fourth Quarter 2024	Fiscal-Year 2024
Revenue	$215 million to $220 million	$829 million to $834 million
Contribution Profit	$79 million to $81 million	$305 million to $307 million
Adjusted EBITDA	$22 million to $24 million	$89 million to $91 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its third quarter 2024 results and outlook for the remainder of 2024. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-404-975-4839 (International), access code 361435. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 2,200 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding bookings and backlog, our ability to deliver near and longer-term growth and strategic objectives, outlook for 2024, our future financial performance and our updated fourth quarter and full-year 2024 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, and subsequent Quarterly Reports on Form 10-Q, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before interest income (expense), net, other income (expense), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude foreign exchange gain (loss), the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization of acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as net income and net income per share, respectively, excluding stock-based compensation, amortization of acquisition-related intangibles and certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
media-relations@paymentus.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$231,571	$152,423	$613,868	$449,690
Cost of revenue	170,906	105,513	441,727	316,840
Gross profit	60,665	46,910	172,141	132,850
Operating expenses
Research and development	13,187	11,035	37,773	33,595
Sales and marketing	26,451	21,481	76,456	63,344
General and administrative	8,939	9,083	27,245	26,958
Total operating expenses	48,577	41,599	141,474	123,897
Income from operations	12,088	5,311	30,667	8,953
Interest income, net	2,342	1,905	6,722	5,003
Other income (expense)	5	(17)	275	(32)
Income before income taxes	14,435	7,199	37,664	13,924
Provision for income taxes	(5)	(822)	(6,644)	(1,004)
Net income	$14,430	$6,377	$31,020	$12,920
Net income per share
Basic	$0.12	$0.05	$0.25	$0.10
Diluted	$0.11	$0.05	$0.24	$0.10
Weighted-average number of shares used to compute net income per share
Basic	124,538,195	123,620,260	124,251,147	123,430,652
Diluted	127,614,115	125,639,879	127,254,611	124,457,360
Comprehensive income
Net income	14,430	6,377	31,020	12,920
Foreign currency translation adjustments, net of tax	(8)	(64)	(90)	22
Comprehensive income	$14,422	$6,313	$30,930	$12,942

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$187,542	$179,361
Restricted cash and cash equivalents	3,243	3,834
Accounts and other receivables, net of allowance for expected credit losses of $354 and $435, respectively	111,174	76,389
Income tax receivable	4,334	259
Prepaid expenses and other current assets	13,804	10,505
Total current assets	320,097	270,348
Property and equipment, net	1,323	1,558
Capitalized internal-use software development costs, net	65,993	58,787
Intangible assets, net	21,096	27,158
Goodwill	131,849	131,860
Operating lease right-of-use assets	8,610	10,027
Deferred tax asset	358	94
Other long-term assets	3,606	5,031
Total assets	$552,932	$504,863
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$49,659	$35,182
Accrued liabilities	20,299	21,301
Current portion of operating lease liabilities	2,098	1,853
Contract liabilities	2,192	4,089
Income tax payable	—	363
Total current liabilities	74,248	62,788
Deferred tax liability	1	1,067
Operating lease liabilities, less current portion	7,146	8,661
Contract liabilities, less current portion	2,744	2,731
Total liabilities	84,139	75,247
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized as of September 30, 2024 and December 31, 2023; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of September 30, 2024 and December 31, 2023; 24,478,802 and 20,758,603 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of September 30, 2024 and December 31, 2023; 100,126,384 and 103,062,508 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	10	10
Additional paid-in capital	386,020	377,773
Accumulated other comprehensive income	(3)	87
Retained earnings	82,764	51,744
Total stockholders’ equity	468,793	429,616
Total liabilities and stockholders' equity	$552,932	$504,863

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$14,430	$6,377	$31,020	$12,920
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,321	7,772	26,827	22,314
Deferred income taxes	(1,510)	91	(1,333)	278
Stock-based compensation	3,168	2,456	9,424	6,891
Non-cash lease expense	608	442	1,806	1,346
Amortization of contract asset	514	756	1,395	2,197
Provision for (benefit from) expected credit losses	(44)	112	114	(122)
Other non-cash adjustments	—	—	(213)	—
Change in operating assets and liabilities
Accounts and other receivables	(21,068)	(7,806)	(34,917)	(6,941)
Prepaid expenses and other current and long-term assets	(4,498)	(2,594)	(4,579)	(1,797)
Accounts payable	6,399	2,929	14,349	4,279
Accrued liabilities	3,921	3,297	(197)	4,188
Operating lease liabilities	(583)	(448)	(1,656)	(1,364)
Contract liabilities	(830)	(625)	(1,883)	1,232
Income taxes receivable, net of payable	(3,091)	384	(4,436)	(1,034)
Net cash provided by operating activities	6,737	13,143	35,721	44,387
Cash flows from investing activities
Purchases of property and equipment	(72)	(158)	(376)	(511)
Purchase of interest-bearing deposits	(1,256)	—	(2,569)	—
Proceeds from matured interest-bearing deposits	1,376	—	2,566	—
Capitalized internal-use software development costs	(8,876)	(8,728)	(27,238)	(25,339)
Net cash used in investing activities	(8,828)	(8,886)	(27,617)	(25,850)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	19	234	156	435
Settlement of holdback liability related to prior acquisitions	(39)	—	(545)	—
Payments on other financing obligations	—	—	—	(1,709)
Payments on finance leases	—	—	—	(102)
Net cash provided by (used in) financing activities	(20)	234	(389)	(1,376)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	16	(67)	(125)	46
Net increase in cash, cash equivalents and Restricted cash	(2,095)	4,424	7,590	17,207
Cash and cash equivalents and Restricted cash at the beginning of period	192,880	162,468	183,195	149,685
Cash and cash equivalents and Restricted cash at the end of period	$190,785	$166,892	$190,785	$166,892
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at the beginning of period	188,810	159,068	179,361	147,334
Restricted cash at the beginning of period	4,070	3,400	3,834	2,351
Cash and cash equivalents and Restricted cash at the beginning of period	$192,880	$162,468	$183,195	$149,685
Cash and cash equivalents at the end of period	187,542	162,062	187,542	162,062
Restricted cash at the end of period	3,243	4,830	3,243	4,830
Cash and cash equivalents and Restricted cash at the end of period	$190,785	$166,892	$190,785	$166,892

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Gross profit	$60,665	$46,910	$172,141	$132,850
Stock-based compensation	67	36	184	110
Amortization of capitalized software development costs	4,627	3,493	13,022	9,473
Amortization of acquisition-related intangibles	829	829	2,486	2,486
Adjusted gross profit	$66,188	$51,268	$187,833	$144,919

Contribution Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Gross profit	$60,665	$46,910	$172,141	$132,850
Plus: other cost of revenue	19,339	14,583	53,711	41,764
Contribution profit	$80,004	$61,493	$225,852	$174,614

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income — GAAP	$14,430	$6,377	31,020	$12,920
Interest income, net	(2,342)	(1,905)	(6,722)	(5,003)
Other income (1)	—	—	(213)	—
Provision for income taxes	5	822	6,644	1,004
Amortization of capitalized software development costs	7,097	5,473	20,147	15,286
Amortization of acquisition-related intangibles	2,020	2,095	6,061	6,359
Depreciation	204	204	619	669
EBITDA	$21,414	$13,066	$57,556	$31,235

Adjustments
Foreign exchange (gain) loss	(4)	17	(61)	32
Stock-based compensation	3,168	2,456	9,424	6,891
Adjusted EBITDA	$24,578	$15,539	$66,919	$38,158
Adjusted EBITDA margin	30.7%	25.3%	29.6%	21.9%

(1) Other income consists of a remeasurement adjustment relating to the purchase price of a prior acquisition.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Operating expenses - GAAP	$48,577	$41,599	$141,474	$123,897
Stock-based compensation	(3,101)	(2,420)	(9,240)	(6,781)
Amortization of acquisition-related intangibles	(1,192)	(1,266)	(3,576)	(3,873)
Non-GAAP operating expense	$44,284	$37,913	$128,658	$113,243

Non-GAAP Net Income & Non-GAAP EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income — GAAP	$14,430	$6,377	$31,020	$12,920
Stock-based compensation	3,168	2,456	9,424	6,891
Amortization of acquisition-related intangibles	2,020	2,095	6,061	6,359
Non-GAAP net income	$19,618	$10,928	$46,505	$26,170

Weighted-average shares of common stock — diluted	127,614,115	125,639,879	127,254,611	124,457,360
Non-GAAP earnings per share — diluted	$0.15	$0.09	$0.37	$0.21

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net cash provided by operating activities	$6,737	$13,143	$35,721	$44,387
Purchases of property and equipment and software	(72)	(158)	(376)	(511)
Capitalized internal-use software development costs	(8,876)	(8,728)	(27,238)	(25,339)
Free cash flow	$(2,211)	$4,257	$8,107	$18,537
Net cash used in investing activities	$(8,828)	$(8,886)	$(27,617)	$(25,850)
Net cash provided by (used in) financing activities	$(20)	$234	$(389)	$(1,376)